Exhibit 10.25

AMENDMENT AGREEMENT AND RELEASE

Great American Group, LLC (the “Company”) and I,                         , are as of May     , 2009, hereby entering into this Amendment Agreement and Release (this “Agreement”). All references herein to “I,” “you,” “me,” and words of similar import shall mean the undersigned participant in the Plan (as defined below).

WHEREAS, I am a participant in, and my participation is subject to, the terms and conditions of, the Great American Group, LLC Phantom Equity Plan (f/k/a the Pride Capital Group, LLC Phantom Stock Plan) (the “Plan”).

WHEREAS, the Company and its principals are in the process of negotiating a sale of all of the membership interests of the Company (the “Sale”) to a third party (the “Acquiror”) upon the terms and conditions set forth in that certain Agreement and Plan of Reorganization, the form of which is attached hereto as Exhibit A (the “Merger Agreement”);

WHEREAS, if the Company were to consummate the Sale in the absence of this Agreement, I could be entitled to receive those payments and benefits described in Section (b) hereto.

WHEREAS, the Company’s principals are unwilling to enter into the Sale unless I agree to the reduction of my Plan benefits as described in this Agreement; and

WHEREAS, due to the pending Sale, the Company is offering me the Sale Payments (as defined below) in the amounts and on the dates as described herein, such Sale Payments to be made in lieu of, and in payment in full with respect to, any and all payments and other benefits that I would otherwise have been entitled to pursuant to the Plan.

NOW THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, the Company and I agree as follows:

(a) Purpose: This Agreement shall become effective, contingent on the consummation of the Sale, immediately prior to the consummation of the Sale (the “Effective Time”). If the Sale does not occur on or prior to August 1, 2009, the covenants and agreements contained herein will become immediately null and void and the Company and I shall treat the Plan as though this Agreement had never existed.

(b) Sale Payment: The Company and I agree, understand and acknowledge that pursuant to the Plan, upon a “Sale of the Company” (as defined in the Plan), to the extent that I am a participant in the Plan, I would be entitled to certain payments, rights and benefits. The Company and I agree, understand and acknowledge that the Sale would constitute a “Sale of the Company” (as defined in the Plan). I agree, understand and acknowledge that, absent this Agreement, pursuant to the Sale and as a result of my participation in the Plan, I would be entitled to approximately a     % interest in the total consideration received by the equity holders of the Company equal to a pre-tax consideration amount of $            million of cash, $            million of the Contingency Cash Payment (as defined in the Merger Agreement),             shares of common stock of the

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Acquiror (or an affiliate thereof) and             shares of the Contingency Stock Payment (as defined in the Merger Agreement) (collectively, with any other payment, right and benefit, including any payments that might otherwise become due and owing under the Plan upon a Separation from Service (as defined in the Plan), that I would be entitled to under the Plan, the “Released Payment”). I hereby agree, understand and acknowledge that upon the consummation of the Sale in lieu of any benefits or payment provided for under the Plan, including without limitation, the Released Payment, the sole payment that the Company (or any other person or entity) shall thereafter owe me with respect to the Plan, shall be those amounts owed to me (as a Phantom Equity Holder or Contribution Consideration Recipient (each such capitalized term as defined in the Merger Agreement)) pursuant to the Merger Agreement and the Flow of Funds Memo (as defined in the Merger Agreement) which will be consistent with the Discussion Materials (collectively, the “Sale Payments”). The Sale Payments shall be made according to the terms of the Merger Agreement, including the payment, restriction, vesting, and divesting conditions as set forth therein and as described in the Discussion Materials, attached hereto as Exhibit B (the “Discussion Materials”). No changes shall be made to the Merger Agreement (or ancillary documents related thereto), Flow of Funds Memo or Discussion Materials, that adversely affect the Sale Payments to be received by me or my registration rights with respect thereto. The Company will withhold taxes and report the Sale Payments to tax authorities as it determines it is required to do. The Company shall withhold tax with respect to the securities comprising the Sale Payments by withholding a number of securities comprising the Sale Payments sufficient to cover the withheld tax liability. The Sale Payments will not be taken into account in determining my rights or benefits under any other program.

(c) Benefit Programs: As of the Effective Time, I shall have no rights under the Plan except with respect to the Sale Payments. I hereby waive future coverage under the Plan at and after the Effective Time.

(d) Release: Contingent upon the consummation of the Sale, in consideration of the Sale Payments and in order to induce the Company’s principals to agree to the Sale, I hereby release all known and unknown claims that I have against the Company and its successors and assigns, and current or former owners, parents, subsidiaries, and affiliates, of the Company and its successors and assigns, and current or former employees or agents of the Company and its successors and assigns, and any related parties thereto (the “Released Parties”) under or in connection with the Plan, including without limitation, the Released Payment and my election made under this Agreement (such release, the “Release”).

(e) The Release includes a waiver of all rights under Section 1542 of the Civil Code of California, and any analogous or similar provision applicable under state or local statutes, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

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(f) Promise Not to Litigate Released Claims: I promise never to pursue any claim that I have released by signing this Agreement, whether by means of a lawsuit, arbitration, or otherwise and whether as a named plaintiff, class member or otherwise. I will promptly dismiss or withdraw from any such action that is currently pending.

(g) Arbitration of Disputes: The Company and I agree to resolve any disputes we may have with each other arising out of or related to this Agreement (including the Discussion Materials, Merger Agreement and ancillary documents related thereto to which I am a party or to which I am otherwise bound) through final and binding arbitration. For example, I am agreeing to arbitrate any dispute about the validity of this Agreement. I also agree to resolve through final and binding arbitration any disputes arising out of or related to this Agreement (including the Discussion Materials, Merger Agreement and ancillary documents related thereto to which I am a party or to which I am otherwise bound) that I have with any other Released Party who elects to arbitrate such disputes under this section. Arbitrations shall be conducted by JAMS in accordance with its employment dispute resolution rules. This agreement to arbitrate does not apply to government agency proceedings. The prevailing party in any arbitration shall be entitled to recovery of attorneys’ fees and costs. By agreeing to this Agreement, I understand that I am waiving my right to a jury trial.

(h) Governing Law, Assignment and Counterparts: This Agreement shall be governed by Federal law and internal laws of the State of California without respect to its conflict of laws principles. The terms of this Agreement shall be binding on the parties hereto and their respective successors and permitted assigns. No party may assign its rights, duties or obligations under this Agreement without the prior written consent of the other party hereto. This Agreement may be executed in counterparts (including by facsimile or similar means of electronic transmission), and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute one and the same instrument.

(i) Representations & Promises: I acknowledge and agree that:

(i) The Sale Payments are the only payment or benefit that I will receive pursuant to the Plan. I will not seek any other benefits or payments under the Plan, including without limitation, the Released Payment. This agreement constitutes the entire agreement relating to my rights under the Plan.

(ii) When I decided to sign this Agreement, I was not relying on any representations that were not in this Agreement.

(iii) This Agreement is not an admission of wrongdoing by the Company or any other Released Party.

(iv) I have consulted with my own tax, legal, and financial advisors (at my own cost) with respect to this Agreement to the extent I desired to do so.

(v) I intentionally am releasing claims that I do not know I might have and that, with hindsight, I might regret having released.

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(vi) I have carefully read this Agreement with counsel, I fully understand what it means, I am entering into it knowingly and voluntarily, and all my representations in it are true. The Company would not have signed this Agreement but for my promises and representations.

(vii) I have carefully read the Merger Agreement with counsel, I fully understand what it means, and I hereby agree to be bound by the terms, conditions and obligations thereunder to the extent that they apply to me (as a Phantom Equity Holder or Contribution Consideration Recipient) or the Sale Payments (or any portion thereof) and hereby covenant to abide by any promises made thereunder by or on behalf of me (as a Phantom Equity Holder or Contribution Consideration Recipient). I agree to keep all information contained in the Merger Agreement (as well as the existence of the Merger Agreement and transactions contemplated thereby) strictly confidential (except for disclosure to legal counsel) until and unless such information is made publicly available by the Company.

(viii) I have carefully read the Discussion Materials with counsel and I fully understand what it means. I agree to keep all information contained in the Discussion Materials (as well as the existence of the Discussion Materials and transactions contemplated thereby) strictly confidential (except for disclosure to legal counsel). I understand and agree that the Discussion Materials does not purport to be a complete description of the transactions set forth in the Merger Agreement and is qualified in its entirety by reference to the Merger Agreement. I understand and agree that to the extent that there is any discrepancy or conflict between the Discussion Materials and the Merger Agreement, including, without limitation, with respect to any descriptions of any terms, conditions or obligations that apply to me (as a Phantom Equity Holder, Contribution Consideration Recipient or otherwise) or the Sale Payments (or any portion thereof), or any promises made by or on behalf of me (as a Phantom Equity Holder, Contribution Consideration Recipient or otherwise), the Merger Agreement shall control.

(j) No Further Obligations. Upon the Effective Time, and deemed to be effective immediately prior to the Effective Time, contingent on consummation of the Sale, the Company and I each understand, agree and acknowledge that (i) the Plan shall terminate and be of no further force or effect other than those provisions therein that specifically survive termination of the Plan, such provisions to continue in full force and effect in accordance with their terms; (ii) other than the Sale Payments, all outstanding payments and benefits and other obligations, including without limitation, the Released Payment, shall be forgiven and deemed to be satisfied in full and irrevocably discharged, terminated and released; and (iii) neither party hereto shall have any further obligations under the Plan except as otherwise described in this Agreement. The parties waive any requirements stated in the Plan relating to termination or waiver that are inconsistent with the terms of this Agreement. In particular, the parties agree that this Agreement constitutes an amendment of the Plan that adversely affects my rights under the Plan and I hereby consent to such amendment.

(k) I hereby agree that Andrew Gumaer be appointed as the Member Representative (as defined in the Merger Agreement), as the attorney-in-fact for and on

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behalf of me, to take those actions and have such powers with respect to me and the Sale Payments as described in the Merger Agreement. I hereby release the Member Representative from liability with respective to the Member Representative’s carrying out his duties pursuant to the Merger Agreement, other than in the event of gross negligence or willful misconduct on the part of the Member Representative. This Section (k) shall survive the termination of this Agreement, and the resignation or removal of the Member Representative.

(l) Additional Representations & Promises. I understand and agree that the securities comprising the Sale Payments have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and that accordingly they will not be fully transferable except as permitted under various exemptions contained in the Securities Act, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act. I acknowledge that I must bear the economic risk of the investment in the securities comprising the Sale Payments for an indefinite period of time. I understand and agree that the certificates representing the securities comprising the Sale Payments will bear any legend required under any applicable securities law. These representations in no way release the Company from its obligations under that certain Registration Rights Agreement covering the securities comprising the Sale Payments. I hereby represent and warrant to the Company that:

(i) I am acquiring the securities comprising the Sale Payments for investment purposes only, for my own account, and not as nominee or agent for any other person, and not with the view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act.

(ii) I am an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

(iii) No person engaged by me has, or will have, any right or claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity in connection with my acquisition of the securities comprising the Sale Payments.

(iv) I shall give prior written notice to the Company with respect to any proposed transfer by me of any securities comprising the Sale Payments unless there is in effect a registration statement under the Securities Act covering such proposed transfer or unless the securities may freely be resold under Rule 144 under the Securities Act. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail as reasonably determined by the Company. To the extent that a legal opinion is required by the Company or its transfer agent in connection with such sale, and the notice described in the immediately preceding sentence is reasonably acceptable to the Company, the Company, at its expense will obtain such opinion.

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YOU MAY NOT MAKE ANY CHANGES TO THE TERMS OF THIS AGREEMENT.

BEFORE SIGNING (AND INITIALING EACH PAGE OF) THIS AGREEMENT, TAKE IT HOME, READ IT, AND CAREFULLY CONSIDER IT. IF YOU CHOOSE, DISCUSS IT WITH YOUR ATTORNEY (AT YOUR OWN EXPENSE).

BY SIGNING THIS AGREEMENT, YOU WILL BE WAIVING YOUR KNOWN AND UNKNOWN CLAIMS.

CHECK ONE OF THE FOLLOWING BOXES:

☐    I hereby certify under penalty of perjury that I am not married as of the date I signed this election and I agree to indemnify and hold the Released Parties harmless for any costs or liability they incur with respect to any claim relating to the Plan brought by anyone claiming to be my spouse.

☐    I hereby acknowledge that I am married as of the date I signed this election and understand that this election will not take effect unless my spouse signs the Spousal Consent attached hereto.

Date:
Employee

Date:
Company

[Signature Page to Amendment Agreement and Release]

SPOUSAL CONSENT

I,                         , hereby certify under penalty of perjury that I am the lawful spouse of                          and that I consent to my spouse’s election to receive the Sale Payments in lieu of any other rights or benefits my spouse or I might have under or with respect to the Plan. All capitalized, undefined terms in this Spousal Consent shall have those meanings ascribed to them in the Agreement dated on or about the date hereof between Great American Group, LLC and my spouse.

In consideration for my spouse receiving the Sale Payments, I hereby release all known and unknown claims that I have against any of the Released Parties under or in connection with the Plan, including without limitation, the Released Payment, and my spouse’s election made under the Agreement. However, this release does not release any claims that the law does not permit me to release. I acknowledge that I have not relied on any statements by any of the Released Parties in making this election. I hereby waive any and all rights under Section 1542 of the Civil Code of California, and any analogous or similar provision applicable under state or local statutes, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

I have consulted with my own tax, legal, and financial advisors (at my own cost) to the extent I desired to do so.

Spouse Name	Date

[Signature Page to Spousal Consent]